UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, Texas		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 942-2935

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 16, 2023, the employment of each of Mr. Jeffrey Goldberg, the President and Chief Executive Officer of Aeglea BioTherapeutics, Inc. (the “Company”), and Mr. Jim Kastenmayer, the General Counsel of the Company, was terminated. In recognition of their service to the Company during its previously announced process of pursuing strategic alternatives, the Company’s Board of Directors (the “Board”) approved an additional severance payment to each of Messrs. Goldberg and Kastenmayer of $50,000 and approximately $34,167, respectively, which payments will be in addition to amounts payable pursuant to their existing severance agreements with the Company. The Company intends to retain Mr. Kastenmayer as a consultant to assist in its strategic alternatives process.

In connection with Mr. Goldberg’s departure, the Board appointed Mr. Jonathan Alspaugh, the Company’s Chief Financial Officer, as the Company’s President and principal executive officer.

On May 15, 2023, the Board approved a retention bonus for Mr. Alspaugh in an amount not to exceed $222,500 based on duration of continued service to the Company, to be paid no later than November 1, 2023.

In addition, the Board approved a performance-based compensation arrangement with Mr. Alspaugh in connection with the Company’s process to explore strategic alternatives, which provides for a variable cash payment currently estimated to be approximately $250,000. Such payment, if any, is subject to adjustment based on the final outcome of the process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: May 19, 2023	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh Chief Financial Officer